Exhibit 10.2

UPSTREAM ACTIVITY ACCELERATION AGREEMENT
This Upstream Activity Acceleration Agreement (the “Agreement”) is dated effective as of August 27, 2020, by and among Noble Energy, Inc. (“Noble”), Noble Midstream Partners LP (“NBLX”) and Noble Midstream Services LLC (“OpCo”), each a “Party” and, collectively the “Parties.”
WHEREAS, Noble, on behalf of itself and each Producer, NBLX, on behalf of itself and each Midstream Co, and OpCo entered into that certain (a) Third Amended and Restated Crude Oil Gathering Agreement dated as of November 14, 2019, (b) Third Amended and Restated Produced Water Services Agreement dated as of November 14, 2019, (c) Third Amended and Restated Fresh Water Services Agreement dated as of November 14, 2019, and (d) Third Amended and Restated Gas Gathering Agreement dated as of November 14, 2019 (collectively, the “Midstream Gathering Agreements”);
WHEREAS, the Midstream Gathering Agreements, among other things, provide for and govern the gathering of oil, gas, produced water and the provision of certain fresh water services performed by NBLX from certain wells operated by Noble, including the estimated nine (9) wells associated with DP 130 located in the Wells Ranch of Weld County, Colorado (“DP 130 Wells”);
WHEREAS, the Parties desire to execute this Agreement to memorialize the agreement by and among Noble, NBLX and OpCo whereby NBLX will provide certain fee reductions under the Midstream Gathering Agreements in consideration for Noble agreeing to accelerate activity on the DP 130 Wells, on the terms and conditions contained herein; and
WHEREAS, Noble would not have otherwise accelerated activity on the DP 130 Wells, absent the execution of this Agreement by the Parties.
NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
1.Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the applicable Midstream Gathering Agreements. The recitals are incorporated herein for all purposes.

2.Pursuant to this Agreement, if (i) Noble commences completion activity on any one (1) of the DP 130 Wells on or before October 15, 2020 (“DP 130 Commencement Deadline”) and (ii) the average Henry Hub price for the applicable month is less than $3.00 (“HH Price Threshold”), NBLX shall reduce all the oil, gas and produced water gathering fees associated with or relating to the DP 130 Wells by twenty percent (20%) for such month. For illustration purposes, the current gathering fees (the “Current Fees”) and the proposed reduced gathering fees (the “Reduced Fees”) associated with the DP 130 Wells are set forth on Exhibit A. For further clarification, if the average Henry Hub price for an applicable month (calculated using the daily closing spot price) exceeds the HH Price Threshold, the Reduced Fees for such applicable month shall not apply and Noble shall be required to pay the Current Fees for such month. Further, each month during the Term (as defined below) shall be regarded individually when considering the HH Price Threshold and the application of either the Reduced Fees or Current Fees for such individual month. No later than two (2) business days after the applicable month, Noble shall provide NBLX with the average Henry Hub price as stated in the Platts Gas Daily Henry Hub price index, or any successor index, as applicable.

3.Notwithstanding anything to the contrary herein, this Agreement does not require Noble to accelerate any activity associated with any of the DP 130 Wells.

4.This Agreement shall expire upon the later of (i) October 15, 2020 or (ii) if Noble commences activity on any one (1) of the DP 130 Wells on or before the DP 130 Commencement Deadline, June 30, 2022 (the “Term”).

5.Each Party shall have the right to assign its rights and obligations under this Agreement in accordance with Article 16 of each of the Midstream Gathering Agreements. Notwithstanding the foregoing, if Noble assigns, in whole or in part, any Midstream Gathering Agreement (including any acreage dedicated thereunder) as permitted thereunder to any Person other than an Affiliate of a Party (the “Assignee”) which would cause any of the DP 130 Wells to be owned by any party other than Noble, or an Affiliate, then this Agreement shall automatically terminate and be of no further force nor effect with respect to, and solely to the extent of, such impacted DP 130 Wells.

6.The Parties hereto agree that each of Sections 17.6 (Governing Law; Arbitration) and Section 17.11 (Confidentiality) of the Midstream Gathering Agreement are incorporated herein by reference, mutatis mutandis.

7.Except as expressly provided for herein, the terms of this Agreement do not amend the Midstream Gathering Agreements between the Parties, which shall remain in effect pursuant to their terms.

8.This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document and shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) (or similar electronic format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

On behalf of itself and each Producer:
NOBLE ENERGY, INC.

By: /s/ T. Hodge Walker
Name: T. Hodge Walker
Title: Senior Vice President

On behalf of itself and each Midstream Co:
NOBLE MIDSTREAM PARTNERS LP
By Noble Midstream GP LLC,
its general partner

By: /s/ Robin H. Fielder
Name: Robin H. Fielder
Title: President and Chief Operating Officer

OpCo:
NOBLE MIDSTREAM SERVICES, LLC

By: /s/ Robin H. Fielder
Name: Robin H. Fielder
Title: President and Chief Operating Officer

EXHIBIT A
Current Fees and Reduced Fees for the DP 130 Wells

[Current Gathering Rates and Discounted Gathering Rates]